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                                                                    Exhibit 23.2


SCHLUMBERGER DATA AND CONSULTING SERVICES

1310 Commerce Drive
Park Ridge 1
Pittsburgh, PA 15275-1011
Tel: 412-787-5403
Fax: 412-787-2906

February 5, 2003


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


     Schlumberger Data and Consulting Services hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of NiSource, Inc. (the "Company") for the fiscal year ended December 31, 2002. We hereby further consent to the use of information contained in our reports, as of December 31, 2002 setting forth the estimates of revenues from the Company's oil and gas reserves. We further consent to the incorporation by reference of the Form 10-K and the Forms 10-Q into the Company's Registration Statement on Form S-3 filed February 28, 2003.

                                             Sincerely,


                                             /s/ Joseph H. Frantz, Jr.


                                             Joseph H. Frantz, Jr., P.E.
                                             Operations Manager Eastern U.S.